Exhibit No. 11.3

RAILCAR PURCHASE AGREEMENT

THIS RAILCAR PURCHASE AGREEMENT   (this "Agreement") is made and entered into as of February 28, 2010, by and among Liberty Capital Asset Management Inc., a Delaware Corporation (the "Buyer") and Transportation Management Services Inc., a Delaware Corporation (the "Seller"), the Seller and the Buyer are collectively referred to herein as the "Parties"), with reference to the following facts:

RECITALS

WHEREAS, the Buyer desires to purchase two (2) Railcars BAR # 101 and # 1125 on the terms and conditions as provided herein;

WHEREAS, the Seller desires to sell two (2) Railcars BAR # 101 and 1125 to Buyer on the terms and conditions as provided herein;

WHEREAS, the Buyer and the Seller agree that said Railcars are being sold on an "as is" basis. The present location of the Railcars is St. Albans, VT. It shall be the sole responsibility and expense of the Buyer to arrange for the transportation of the Railcars to a storage facility or a facility where the improvements to the Railcars can be performed.

WHEREAS, for United States federal income tax purposes, it is the responsibility of each party to determine if the transaction contemplated by this Agreement is acceptable;

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the Parties agree as follows:

RAILCAR PURCHASE AND CONSIDERATION

Railcar Purchase. The total consideration for the purchase (the "Purchase Price") shall consist of a Purchase Price equal to Sixty Thousand Dollars (60,000.00) payable Five Thousand Dollars (5,000.00) in cash and the equivalent of Fifty Five Thousand Dollars (55,000.00) in the form of a promissory note from Buyer attached hereto as (Exhibit A). Seller upon maturity of promissory note may elect to convert to Buyer's stock which is traded on the "OTCBB" NASDAQ exchange. The terms and conditions of said conversation shall be mutually acceptable to both parties at the time of conversation.

Consideration. Subject to the terms and conditions of this Agreement and in consideration of the sale, assignment, transfer and delivery of the Railcars to the Buyer, at the Closing the Seller shall sell, transfer, assign and deliver to the Buyer two (2) Railcars, sold and delivered to the Buyer hereinafter referred to as (the "Railcars") and Seller shall also deliver to the Buyer upon payment of the promissory note, seller shall provide buyer with a duly executed Bill of Sale, maintenance records and operating history of Railcars.

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Exhibit No. 11.3

CLOSING

Time and Place. Subject to the provisions of this Agreement, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Liberty Capital Asset Management Inc., located at 6650 Via Austi Parkway, Suite 170, Las Vegas, Nevada 89119 on February 28, 2010 (the "Closing Date") or at such other place and on such other date as is mutually agreeable to the Parties.

CLOSING DELIVERIES

Closing Deliveries.  At the Closing, each of the Parties shall make the Closing deliveries required of it pursuant to this Agreement.

REPRESENTATIONS AND WARRANTIES OF BUYER

Except as set forth in the written disclosure schedule attached hereto as (Exhibit B) dated as of the date hereof prepared by the Buyer, signed by the President and Chief Financial Officer of the Buyer and delivered to Seller with the execution hereof (the "Buyer Disclosure Schedule"), the Buyer represents and warrants to Seller that all of the statements contained in this section are true and correct as of the date of this Agreement (or, if made as of a specified date, as of such date) and will be true, complete and correct as of the Closing Date (or if made as of a specified date, as of such date). Each exception set forth in the Disclosure Schedule and each other response to this Agreement set forth in the Disclosure Schedule is identified by reference to, or has been grouped under a heading referring to, a specific individual section of this Agreement and relates only to such section except to the extent that one portion of the Disclosure Schedule specifically refers to another portion thereof, identifying such other portion by section reference or similar specific cross-reference.

Organization and Qualification.

The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware and has the requisite corporate power and authority to carry on its business as it is now being conducted. There is no pending or threatened proceeding for the dissolution or liquidation of the Buyer.

The Buyer (i) does not, directly or indirectly, own any interest in any corporation, partnership, joint venture, limited liability Buyer, or other Person and (ii) is not subject to any obligation or requirement to provide funds to or to make any investment (in the form of a loan, capital contribution or otherwise) in or to any Person. For purposes of this Agreement, "Person" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, government, entity or any group comprised of one or more of the foregoing.

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Exhibit No. 11.3

The Buyer is duly qualified or licensed where required to do business and is in good standing in each jurisdiction in which the nature of its business makes such qualification necessary, except for any such jurisdiction where the failure to so qualify, individually and in the aggregate for all such jurisdictions, would not reasonably be expected to have a Material Adverse Effect. For purposes of this Agreement, "Material Adverse Effect" means an action, event or occurrence if it has, or could reasonably be expected to have, a material adverse effect on the capitalization, financial condition or results of operations of the person or entity in question. Any item or event susceptible of measurement in monetary terms which, when considered together with similar items or events, does not exceed the amount of $25,000, shall not be considered a Material Adverse Effect.

The Buyer has provided or will, promptly following the date of this Agreement, provide to Seller complete and accurate copies of the Articles of Incorporation and Bylaws of the Buyer, as currently in effect, and minutes and other records of the meetings and other proceedings of the Board of Directors of the Buyer. The Buyer is not in violation of any provisions of its Articles of Incorporation or Bylaws.

Capitalization.

The authorized capital stock of the Buyer at this time consists of 75,000,000 shares of Common Stock, $0,001 par value per share, of which 17,589,686 shares are issued or to be issued and outstanding. All issued and outstanding shares of Buyer Common Stock are validly issued and outstanding, fully paid and non-assessable and free of preemptive rights. All of the shares of Buyer Common Stock issued and outstanding immediately prior to the Closing have been issued in compliance with applicable federal and state securities laws in reliance on exemptions from registration or qualification hereunder.

Authority. The Buyer has the requisite corporate power and authority to enter into this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Buyer and the consummation by the Buyer of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Buyer. This Agreement has been duly executed and delivered by the Buyer and constitutes a legal, valid and binding obligation of the Buyer, enforceable against it in accordance with its terms.

No Conflict, Required Filings and Consents.

The execution and delivery of this Agreement and any instrument required hereby to be executed and delivered by the Buyer at the Closing does not, and the performance of this Agreement by the Buyer will not, (i) conflict with or violate the Articles of Incorporation or Bylaws of the Buyer; or (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Buyer or by which it or any of its properties is bound or affected; or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default), or impair in any material respect the Buyer's rights or materially alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of any note, bond, mortgage, indenture, deed of trust, lease, permit, concession, franchise, license, agreement or other instrument or obligation to which the Buyer is a party or to which the properties or assets of the Buyer are subject, or (iv) result in the creation of any security interest, lien, claim, pledge, agreement, limitation on voting rights, charge or other encumbrance of any material nature (collectively, "Liens") on any of the properties or assets of the Buyer pursuant to any Buyer Agreement (as defined in below).

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Exhibit No. 11.3

The execution and delivery of this Agreement and any instrument required hereby to be executed and delivered by the Buyer at the Closing does not, and the performance of this Agreement by the Buyer will not, require any consent, approval, authorization or permit of, or filing with or notification to, any court, administrative or regulatory agency or commission or other governmental authority or instrumentality (whether domestic or foreign, a "Governmental Entity").

Compliance; Permits.

The Buyer is not in conflict with, or in default or violation of (and has not received any notices of violation, with respect to), any law, rule, regulation, order, judgment or decree applicable to the Buyer or by which it or any of its properties is bound or affected, and the Buyer has no knowledge of any such conflict, default or violation hereunder, except in each case for any such conflicts, defaults or violations that is not currently having or would not have a Material Adverse Effect on the Buyer.

The Buyer is in the process of acquiring all permits, licenses, easements, variances, exemptions, consents, certificates, authorizations, registrations, orders and other approvals from Governmental Entities that are material to the operation of the business of the Buyer as it is now being conducted (collectively, the "Buyer Permits"). The Buyer Permits will be in full force and effect, for Buyer to proceed with this Agreement as not having such Buyer Permits would not have a Material Adverse Effect on the Buyer.

Litigation. There is no legal actions (a) pending or, threatened against the Buyer, its assets, or (b) pending, threatened against an officer or director of the Buyer.

Taxes. The Buyer has timely filed all tax returns and reports required to be filed by it (after giving effect to any filing extension properly granted by a governmental entity having authority to do so) ("Buyer Tax Return"). Each such Buyer Tax Return is true, coixect and complete in all material respects. Buyer has paid, within the time and manner prescribed by law, all material taxes that are due and payable. No Buyer Tax Return is the subject of any investigation, audit or other proceeding by any federal, state or local tax authority.

Labor Matters.

The Buyer is in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and laws, and is not engaged in any unfair labor practices;

There are no controversies pending or, to the knowledge of the Buyer, threatened, between the Buyer and any of its respective employees, consultants or independent contractors, which controversies have had or could reasonably be expected to have a Material Adverse Effect on the Buyer;

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Exhibit No. 11.3

The Buyer is not a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Buyer, nor does the Buyer know of any activities or proceedings of any labor union to organize any such employees; and

The Buyer has no knowledge of any labor disputes, strikes, slowdowns, work stoppages, lockouts, or threats thereof, by or with respect to any employees of, or consultants or independent contractors to, the Buyer.

Benefit Plans. The Buyer has not adopted and is not a party to any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other employee benefit plan, arrangement or understanding (whether or not legally binding) providing benefits to any current or former employee, officer or director of the Buyer or any person affiliated with the Buyer.

Financial Statements. Attached to the Buyer Disclosure Schedule are (i) the audited balance sheet of the Buyer as of March 31, 2009 (the "Audited Buyer Balance Sheet"), together with the related statements of income and cash flows for each of the two fiscal years of the Buyer then ended and for the cumulative period from the date of inception through March 31, 2009 (the "Audited Financial Statements"), all certified by Hamilton P.C. whose audit reports thereon are included therewith. The Audited Financial Statements (including, in each case, any related notes thereto) (i) were prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the period involved, (ii) are complete and correct, and (iii) fairly presents the financial position of the Buyer as of the date thereof and the results of its operations and cash flows and stockholder equity for the period indicated. Except as noted in the opinions contained in the Audited Financial Statements, such Audited Financial Statements and opinions were rendered without qualification or exception and were not subject to any contingency.

Contracts and Commitments.

Except for routine contracts, commitments, leases, licenses and agreements listed on the Buyer Disclosure Schedule (the "Buyer Agreements"), the Buyer is not party to or subject to:

any agreement (or group of related agreements) which requires future expenditures by the Buyer in excess of $25,000 or is otherwise material to the Buyer's business;

any material contract or agreement for the purchase or sale of any commodity, product, material, supplies, equipment or other personal property, other than purchase or sale orders entered into in the ordinary course of business consistent with past practices;

any employment, consulting or independent contractor agreements;

any distributor, sales representative, sales agent, commission or similar agreement, whether or not in writing;

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Exhibit No. 11.3

any material license agreement (whether as licensor or licensee) or royalty agreeement;

any agreement with any current or former stockholder, officer or director of the Buyer, or any "affiliate" or "associate" of such persons (as such terms are defined in the rules and regulations promulgated under the Securities Act), including without limitation any agreement or other arrangement providing for the furnishing of services by, rental of real or personal property from, or otherwise requiring payments to, any such person;

any agreement or other commitment with any person or entity containing covenants limiting the freedom of the Buyer or any of the Buyer's affiliates, employees, directors, officers, consultants or agents to compete in any line of business or with any person or entity or in any geographical location or to use or disclose any information in their possession;

any loan agreement, indenture, note, bond, debenture, guarantee or any other document or agreement evidencing a capitalized lease obligation or indebtedness to any person or any agreement of guaranty, indemnification or other similar commitment with respect to the obligations or liabilities of any other Person;

any agreement for the disposition of Buyer assets other than in the ordinary course of business consistent with past practices;

any agreement for the acquisition of the business or shares of another party;

any contract or agreement concerning a partnership or joint venture with one or more Person;

any lease of real property;

any agreement which contains a fixed penalty or liquidated damages clause for late performance or other default by the Buyer to the extent that such late performance or default would have a Material Adverse Effect on the Buyer; or

any other agreement or contract (or group of related agreements or contracts) to the extent not otherwise disclosed in the Buyer Disclosure Schedule, the performance of which involves consideration paid by the Buyer in excess of $100,000.00 in any one year period.

The Buyer has not breached, is not in default under, and has not received written notice of any breach of or default under, any agreement required to be disclosed in the Buyer Disclosure Schedule (each, a "Material Contract"). To the Buyer's knowledge, no other party to any Material Contract has breached or is in default of any of its obligations hereunder to the extent that such breach or default would have a Material Adverse Effect on the Buyer. Each Material Contract is in full force and effect, except in any such case for breaches, defaults or failures to be in full force and effect that do not currently have or would not have a Material Adverse Effect on the Buyer. Each Material Contract is a legal, valid and binding obligation of the Buyer and each of the other parties thereto, enforceable in accordance with its terms, except that the enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity,

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Exhibit No. 11.3

The consent of, or the delivery of notice to or filing with, any party to a Material Contract is not required for the execution and delivery by the Buyer of this Agreement or the consummation of the transactions contemplated under the Agreement.

Absence of Certain Changes and Events. Since the date of the Audited Buyer Balance Sheet, the Buyer has conducted its business in the ordinary course consistent with past practice and, since such date, there has not occurred:

any event, damage, destruction or loss, whether covered by insurance or not, which has had or reasonably is expected to have a Material Adverse Effect on the Buyer or its assets;

any entry by the Buyer into a commitment or transaction material to the Buyer, which is not in the ordinary course of business consistent with past practice;

any change by the Buyer in accounting principles, methods or practices, except insofar as may have been required by a change in GAAP;

any declaration, payment or setting aside for payment of any dividends or distributions in respect to shares of Buyer Common Stock, or any redemption, purchase or other acquisition of any shares of Buyer Common Stock;

any cancellation of any debts or waiver or release of any right or claim of the Buyer individually or in the aggregate material to the Buyer, whether or not in the ordinary course of business;

any revaluations by the Buyer of any of its assets or liabilities, including without limitation, writing-off notes or accounts receivable;

any material increase in the rate or terms of compensation payable or to become payable by the Buyer to any of its personnel or consultants; any bonus, incentive compensation, service award or other benefit granted, made or accrued, contingently or otherwise, for or to the credit of any Buyer personnel; employee welfare, pension, retirement, profit-sharing or similar payment or arrangement made or agreed to by the Buyer for any Buyer personnel except for contributions in accordance with prior practice made to, and payments made to employees under, plans and arrangements existing on the date of the Audited Buyer Balance Sheet;

any adoption of a plan of liquidation or resolutions providing for the liquidation, dissolution, merger, consolidation or other reorganization of the Buyer, other than in connection with the transactions contemplated hereby;

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Exhibit No. 11.3

any purchase, acquisition or sale by the Buyer of any assets, other than in the ordinary course of business;

any amendment, cancellation or termination of any Material Contract, including, without limitation, license or sublicense, or other instrument to which the Buyer is a party or to which the Buyer or any of the assets of the Buyer is bound;

any failure to pay when due any material obligation of the Buyer;

any failure to operate the business of the Buyer in the ordinary course with an effort to preserve the business intact, to keep available to the Buyer the services of its personnel, and to preserve for the Buyer the goodwill of its customers and others having business relations with the Buyer except for such failures that would not have a Material Adverse Effect on the Buyer;

any commitment to borrow money entered into by the Buyer, or any loans made or agreed to be made by the Buyer, involving more than $100,000 individually or $500,000 in the aggregate (other than credit provided by suppliers or manufacturers in the ordinary course of the Buyer's business consistent with past practices);

any liabilities incurred by the Buyer involving $10,000 or more individually and $25,000 or more in the aggregate, other than liabilities incurred in the ordinary course of business consistent with past practices;

any payment, discharge or satisfaction of any material liabilities of the Buyer or any material capital expenditure of the Buyer, other than (i) the payment, discharge or satisfaction in the ordinary course of business consistent with prior practice of liabilities reflected or reserved against in the Audited Financial Statements or incurred in the ordinary course of business consistent with prior practice since the date of the Audited Buyer Balance Sheet, and (ii) any capital expenditures involving $10,000 or less individually and $25,000 or less in the aggregate;

any amendment of the Buyer's Articles of Incorporation or Buyer Bylaws; or

any agreement by the Buyer to do any of the things described in the preceding clauses (a) through (p) of this section other than as expressly contemplated or provided for in this Agreement.

Properties, Assets, Encumbrances; No Undisclosed Liabilities,

The Buyer has good, valid and marketable title to, a valid leasehold interest in, or valid license rights to, all the properties and assets which it purports to own, lease or license (real, personal and mixed, tangible and intangible), including, without, limitation, all the properties and assets reflected in the Buyer Balance Sheet (except for personal property sold since the date of the Buyer Balance Sheet in the ordinary course of business consistent with past practice), except as would not have a Material Adverse Effect on the Buyer, and such properties and assets are all of the assets (whether tangible or intangible) that are used or required for use in the operation of its business as currently or proposed to be conducted.  All properties and assets reflected in the Buyer Balance Sheet are free and clear of all Liens, except for Liens reflected on the Buyer Balance Sheet and Liens for current taxes not yet due and other Liens that do not, individually or in the aggregate, materially detract from the value or impair the use of the property or assets subject thereto. The Buyer Disclosure Schedule contains a complete and accurate list of all leases pursuant to which the Buyer leases from others material amounts of real or personal property. Each such lease is in good standing, valid and effective in accordance with its terms, and there is not under any such lease, any existing material default or event of default (or event which with the giving of notice or lapse of time, or both, would constitute a material default).

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Exhibit No. 11.3

There are no liabilities of the Buyer, other than (i) liabilities disclosed or provided for in the Buyer Balance Sheet, or (ii) liabilities incurred in the ordinary course of business since the date of the Buyer Balance Sheet and which, if existing, would not have a Material Adverse Effect on the Buyer. There is no probable or reasonably possible loss contingency (within the meaning of Statement of Financial Accounting Standards No. 5) known to the Buyer, which is not reflected in the Financial Statements (including the notes thereto).

Environmental Matters.

The Buyer is in compliance in all-material respects with all applicable Environmental Laws (as defined below). The Buyer has not received any communication from a Governmental Entity, citizens group, employee or other person that alleges that the Buyer is not in full compliance with all applicable Environmental Laws.

There is no Environmental Claim (as defined below) pending against the Buyer or, to the Buyer's knowledge, threatened against any person whose liability for any Environmental Claim the Buyer has or may have retained or assumed either contractually or by operation of law.

"Environmental Claim" means any claim, action, cause of action, investigation or notice by any person alleging potential liability arising out of, based on or resulting from (i) the presence, or release into the environment, of any Material of Environmental Concern at any location, whether or not owned by the Buyer, or (ii) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

"Environmental Laws" means all federal, state, local and foreign laws and regulations relating to pollution or protection or preservation of human health or the environment including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata and natural resources, and including, without limitation, all laws and regulations relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, containment (whether above ground or underground), disposal, transport or handling of Materials of Environmental Concern, or the preservation of the environment or mitigation of adverse effects thereon and all laws and regulations with regard to recordkeeping, notification, disclosure and reporting requirements respecting Materials of Environmental Concern.

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Exhibit No. 11.3

"Materials of Environmental Concern" means all pollutants, containments, toxic or hazardous substances, materials and wastes, petroleum and petroleum products, asbestos and asbestos-containing materials, polychlorinated biphenyls, radon or lead-based paints and materials.

Intellectual Property.

"Intellectual Property" is defined as all intellectual property in which Buyer has any right, title, or interest (including a licensed right other than rights to licensed software that is generally commercially available) or which has been, is being, or is expected to be used, exploited, or commercialized by Buyer in the conduct of its business, including but not limited to all "Patents" (hereinafter defined), all "Marks" (hereinafter defined), all "Copyrights" (hereinafter defined), and all "Confidential Information" (hereinafter defined).

(1)           "Patents"   is  defined  to  include  all  concepts,   ideas,   designs, formulas,  inventions (whether patentable or not), techniques, all U.S.  and foreign patent applications, and all U.S. and foreign patents.

(2)           "Marks" is defined to include all words, names, logos, symbols, trade names, source indicating indicia, trade dress, trademarks,  marks,  U.S.  and foreign applications to register marks, and U.S. and foreign registrations.

(3)           "Copyrights" is defined to include all copyrights, U.S. and foreign, whether registered or not, all copyright applications, all copyright registrations, including but not limited to the copyrights in Buyer's business documents and files, customer documents and files, software, product designs and packaging, advertising, promotional material,  and software products (whether developed or in development).

(4)           "Confidential Information" is defined to include, but not limited to, confidential information, financial information, business trade secrets, marketing information, financial and technical trade secrets, techniques, processes, and know-how.

The Buyer Disclosure Schedule contains if any a complete and accurate list and description of (i) Intellectual Property which is material to the business of the Buyer; (ii) all patent applications, issued patents, trademark applications, trademark registrations, copyright applications, and copyright registrations, (iii) all licenses of Intellectual Property to the Buyer (other than licensed software that is generally commercially available) which are material to the business of Buyer; and (iv) all licenses and other agreements, written or not, from the Buyer to any third party granting any rights or interests in the Intellectual Property.

Except as set forth in the Buyer Disclosure Schedule:

(1) Buyer is the sole owner, free and clear of any Lien or encumbrance, and without the payment of any monies or royalty except with respect to off-the-shelf software, of the Intellectual Property;

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Exhibit No. 11.3

(2)           Buyer has taken, and will continue to take, all actions which are necessary or advisable to acquire and protect the Intellectual Property, consistent with prudent commercial practices;

(3)           Buyer's   rights   in   the   Intellectual   Property   are   valid   and enforceable;

(4)           Buyer has received no demand, claim, notice or inquiry from any person in respect of the Intellectual Property which challenges, threatens to challenge or inquires as to whether there is any basis to challenge, the validity of, the rights of the Buyer in, or the right of the Buyer to use, any such Intellectual Property, and the Buyer knows of no basis for any such challenge;

(5)           Buyer is not in violation or infringement of, and has not violated or infringed, any proprietary rights of any other person;

(6)           no person  has  or  is  infringing,  misappropriating,  or making unauthorized use of any Intellectual Property;

(7)           except on an arm's-length basis for value and other commercially reasonable terms, the Buyer has not licensed, consented or acquiesced to the taking or use of any Intellectual Property by any person;

(8)           all Marks and Copyrights which are material to the business of the Buyer were either (a) authored by regular employees of Buyer within the scope of their employment and Buyer was thus the original author pursuant to the work made for hire doctrine, or (b) authored by independent contractors subject to enforceable non-disclosure and assignment agreements;

(9)           the  execution  and  consummation  of this  Agreement  will  not adversely impair or impact the value of or the Buyer's future enjoyment and exploitation of the Intellectual Property;

(10)           all current or former Buyer personnel, including partners, directors, officers, employees, agents, consultants and contractors, who have contributed to or participated in the conception, creation, or development of any Intellectual Property have executed effective and proper agreements containing non-disclosure and assignment provisions for the benefit of Buyer.    True and complete copies of these agreements have been delivered to Seller.   After giving effect to the transactions contemplated herein, no current or former personnel of Buyer will possess any right, title or interest in the Intellectual Property; and

(II) Buyer is not in breach or violation of any agreement relating to any Intellectual Property which would materially impair Buyer's rights, title, or interest in the Intellectual Property or agreement.

Insurance. The Buyer Disclosure Schedule contains a true, accurate and complete list of all policies or binders of fire, liability, title, workers' compensation and other forms of insurance (showing as to each policy or binder the carrier, policy number, coverage limits, expiration dates, annual premiums and a general description of the type of coverage provided) maintained by the Buyer on the business, assets or personnel of the Buyer. All of such policies are sufficient for compliance with all requirements of all contracts to which the Buyer is a party and all state, federal, local or foreign laws, rules and regulations applicable to the Buyer. The Buyer has paid all premiums due on such insurance policies and is in compliance with and not in default under any of such policies or binders. The Buyer has not failed to give any notice or to present any claim under any such policy or binder in a due and timely fashion when the effect of such default or such failure would be to render a material claim uninsured. The Buyer has not received any notice from any insurer advising of reduced coverage or increased premiums on existing policies or binders. There are no outstanding unpaid claims under any such policies or binders. Such policies and binders are in full force and effect, and the Buyer has delivered true and correct copies of such policies and binders to Shareholder.

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Exhibit No. 11.3

Equipment. All of the tangible personal property of the Buyer that is material, either individually or in the aggregate, to the operation of the Buyer's business is in good working order, operating condition and state of repair, ordinary wear and tear excepted.

Interested Party Transactions. No stockholder, officer or director of the Buyer, or any person with whom any such stockholder, officer or director has any direct or indirect relation by blood, marriage or adoption, or any entity in which any such person owns any beneficial interest (other than a publicly-held corporation whose stock is traded on a national securities exchange or in the over-the-counter market and less than 1% of the stock of which is beneficially owned by all of such persons), has any interest in (i) to the Buyer's knowledge, any contract, arrangement or understanding with, or relating to, the business or operations of the Buyer that could reasonably be expected to result in a liability or obligation of the Buyer, (ii) any loan, arrangement, understanding, agreement or contract for or relating to indebtedness with the Buyer, (iii) any material property (real, personal or mixed), tangible or intangible, used or currently intended to be used in the business or operations of the Buyer, (iv) to the Buyer's knowledge, any business or entity that competes with the Buyer, or (v) to the Buyer's knowledge, any other transaction that would be required to be reported as a Certain Relationship or Related Transaction, pursuant to Item 404, or any other provisions of, Regulation S-B promulgated by the SEC, if the Buyer filed such reports.

Change of Control Agreements. The Buyer has no plans, programs or agreements to which it is a party, or to which it is subject, pursuant to which payments (or acceleration of benefits) may be required upon, or may become payable directly or indirectly as a result of, any change of control of the Buyer.

Books and Records. The books of account, minute books (including, without limitation, all actions of the shareholders of the Buyer, the board of directors of the Buyer and all committees of the board of directors of the Buyer) stock record books and other records of the Buyer are complete and correct in all material respects and have been maintained in accordance with sound business practices, including an adequate system of internal controls, except for such failures with respect thereto as do not have a Material Adverse Effect on the Buyer.

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Exhibit No. 11.3

Brokers, Except as described in the Buyer Disclosure Schedule, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Buyer.

Disclosure. The representations and warranties of the Buyer herein, or in any document, exhibit, statement, certificate or schedule furnished by or on behalf of the Buyer as required by this Agreement, do not contain and will not contain any untrue statement of a material fact and do not omit and will not omit to state any material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. There are no material facts or circumstances relating to the Buyer which have not been disclosed herein.

REPRESENTATIONS AND WARRANTIES OF SELLER

Except as set forth in the disclosure schedule attached hereto as (Exhibit C) (the "Seller Disclosure Schedule"), Seller, by virtue of signing this Agreement, represents and warrants to the Buyer that the statements contained in this section are true, correct and complete as of the date of this Agreement (or, if made as of a specified date, as of such date) and will be true, correct and complete as of the Closing Date (or, if made as of a specified date, as of such date).

Organization and Qualification.

Seller is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware and has the requisite corporate power and authority to cany on its business as it is now being conducted. There is no pending or threatened proceeding for the dissolution or liquidation of Seller.

Seller for purposes of this Agreement (i) "Person" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, government, entity or any group comprised of one or more of the foregoing.

Seller is duly qualified or licensed to do business and is in good standing in state of Delaware For purposes of this Agreement, "Material Adverse Effect" means an action, event or occurrence if it has, or could reasonably be expected to have, a material adverse effect on the capitalization, financial condition or results of operations of the person or entity in question. Any item or event susceptible of measurement in monetary terms which, when considered together with similar items or events, does not exceed the amount of $25,000, shall not be considered a Material Adverse Effect.

Compliance; Permits.

Seller is not in conflict with, or in default or violation of (and has not received any notices of violation, with respect to), any law, rule, regulation, order, judgment or decree applicable to Seller or by which it or any of its Railcars is bound or affected, and Seller has no knowledge of any such conflict, default or violation hereunder, except in each case for any such conflicts, defaults or violations that is not currently having or would not have a Material Adverse Effect on Seller.

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Exhibit No. 11.3

Seller holds all permits, licenses, easements, variances, exemptions, consents, certificates, authorizations, registrations, orders and other approvals from Governmental Entities that are material to the operation of the business of Seller as it is now being conducted (collectively, the "Seller Permits"). Seller Permits are in full force and effect, have not been violated in any respect that is currently having or would have a Material Adverse Effect on Seller, and no suspension, revocation or cancellation thereof has been threatened and there is no action, proceeding or investigation pending or, to Seller's knowledge, threatened regarding suspension, revocation or cancellation of any Seller Permits, except where the suspension, revocation or cancellation of such Seller Permits would not have a Material Adverse Effect on Seller.

Litigation. There are no legal actions (a) pending or, threatened against Seller and its assets.

Taxes. Seller has timely filed all tax returns and reports required to be filed by it (after giving effect to any filing extension properly granted by a governmental entity having authority to do so) ("Seller Tax Return"). Each such Seller Tax Return is true, correct and complete in all material respects. Buyer has paid, within the time and manner prescribed by law, all material taxes that are due and payable. No Seller Tax Return is the subject of any investigation, audit or other proceeding by any federal, state or local tax authority. Seller presently has not paid Federal Withholding Taxes equal to $150,000.00 which shall remain the sole responsibility of Seller.

Encumbrances; No Undisclosed Liabilities.

Seller has good, valid and marketable title to, a valid interest in, or valid license rights to, the Railcars which it purports to own free and clear of all Liens.

Insurance. Seller Disclosure Schedule contains a true, accurate and complete copy of one (1) inland marine policy maintained by Seller on Railcars. Said policy is sufficient for compliance with all requirements of all contracts to which Seller is a party and all state, federal, local or foreign laws, rules and regulations applicable to Seller. Seller has paid all premiums due on said insurance policy and is in compliance with and not in default under any of such policy. Seller has not failed to give any notice or to present any claim under any such policy or binder in a due and timely fashion when the effect of such default or such failure would be to render a material claim uninsured. Seller has not received any notice from insurer advising of reduced coverage or increased premiums on existing said policy. There are no outstanding unpaid claims under said policy. Said policy is in full force and effect, and Seller has delivered true and a correct copy of policy to the Buyer.

Equipment. Seller makes no representations whether the Railcars are in good working order or not, Buyer shall inspect Railcars and determine their condition.

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Exhibit No. 11.3

Brokers. Except as described in Seller Disclosure Schedule, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Seller.

Disclosure. The representations and warranties of Seller herein, or in any document, exhibit, statement, certificate or schedule furnished by or on behalf of Seller as required by this Agreement, do not contain and will not contain any untrue statement of a material fact and do not omit and will not omit to state any material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. There are no material facts or circumstances relating to Seller which have not been disclosed herein.

Authority. Seller has the power and authority to enter into and to perform their respective obligations under this Agreement and each of the agreements, certificates and documents required to be delivered by Seller pursuant to the terms of this Agreement. The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary action on the part of Seller. The Agreement constitutes the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, subject to the effect, if any, of (a) applicable bankruptcy and other similar laws affecting the rights of creditors generally and (b) rules of law and equity governing specific performance, injunctive relief and other equitable remedies.

Conflicts. Neither the execution and delivery by Seller of this Agreement nor the performance by Seller of its obligations hereunder will conflict with any contract, agreement or arrangement (whether or not in writing) to which Seller is a party or any law, rule, regulation, order or injunction applicable to Seller. There are no legal proceedings pending or, to the best knowledge of Seller, threatened against Seller that would prevent the consummation of the transactions contemplated by this Agreement. No consent, notice or approval is required of any person in connection with Seller's execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

Stock Representations.

Disclosure of Information. Seller has had an opportunity to ask questions and receive answers from Buyer's management regarding the business, properties, prospects and financial condition of the Buyer. In the event Seller acquires Buyers stock, Seller is aware of the risks of taking stock in the Buyer's company whose stock is traded on the OTC Bulletin Board.

Accredited Investor. Seller is a Sub S corporation and may not be an "accredited investor" as that term is defined in Rule 501 (a) of Regulation D promulgated under the Securities Act. Seller is experienced in evaluating and investing in securities of companies in a similar stage of development to the Buyer and has sufficient knowledge and experience in financial and business matters to assess the relative merits and risks of an investment in the Buyer, and can bear the economic risk of this investment.

Purchase Entirely for Own Account. This Agreement is made with the Buyer, and Seller in part in reliance upon Seller's representation to the Buyer, which by execution of this Agreement Seller hereby confirms, that the Buyer Shares if any to be acquired will be acquired for investment for Seller's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof (other than in accordance with applicable securities laws), and that Seller has no present intention of selling, granting any participation in, or otherwise distributing the same except to an entity which is owned or controlled by Seller. By executing this Agreement, Seller further represents that it does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Buyer Shares.

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Exhibit No. 11.3

Restricted Securities. In the event stock is involved in this transaction. Seller understands that the Buyer Shares have not been, and will not be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of Seller's representations as expressed herein. Seller understands that the Buyer Shares to be received by Seller are "restricted securities" under applicable U.S. federal and state securities laws and regulations, and that pursuant to these laws, Seller must hold the Buyer Shares indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities or an exemption from such registration and qualification requirements is available. Seller acknowledges that the Buyer has no obligation to register or qualify the Buyer Shares for resale. Seller further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Buyer Shares, and requirements relating to Buyer which are outside of the Seller's control and which the Buyer is under no obligation, and may not be able, to satisfy. However, Seller may sell shares as allowed by the U.S. Securities & Exchange Commission Rule 144 of the Securities Act 1933after a holding period equal to six (6) months from the time shares are issued to Seller. Buyer shall provide at Buyer's expense an opinion letter from counsel to remove the legend.

Legends. It is understood that the Buyer Shares if any, and any securities issued in respect thereof or exchange therefore, may bear the following legend or a legend of similar import and any legend required by the Blue Sky laws of any state of the United States to the extent such laws are applicable to the shares represented by the certificate so legended:

"THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD OR OTHERWISE DISTRIBUTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED UNDER SUCH ACT AND LAWS."

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Exhibit No. 11.3

PRE-CLOSING COVENANTS

Operation of Buyer.

Except as specifically provided in this Agreement, between the date of this Agreement and the Closing Date, Buyer shall:

maintain its books of account and records in the usual and ordinary manner, and in conformity with its past practices;

pay accounts payable and other obligations when they become due and payable in the ordinary course of business consistent with past practices except to the extent disputed in good faith;

conduct its business in the ordinary course consistent with past practices, or as required by this Agreement;

pay all taxes when due and file all Buyer Tax Returns on or before the due date therefore except to the extent disputed in good faith;

make appropriate provisions in its books of account and records for taxes relating to its operations during such period (regardless of whether such taxes are required to be reflected in a tax return having a due date on or prior to the Closing Date);

withhold all taxes required to be withheld and remitted by or on behalf of Buyer in connection with amounts paid or owing to any Buyer personnel or other person, and pay such taxes to the proper governmental authority or set aside such taxes in accounts for such purpose;

make all required filings on a timely basis with the SEC or any other state, federal or local regulatory body, including, without limitation, making all filings under the Exchange Act, on a timely basis so as to maintain Buyer's status as a reporting Buyer in good standing under the Exchange Act; and

comply with the listing requirements of, and take all steps reasonably necessary to maintain Buyer's listing on, the OTC Bulletin Board.

Without the prior written consent of the Seller and except as contemplated by this Agreement, between the date of this Agreement and the Closing Date (or termination of this Agreement), Buyer shall not:

enter into any material contract or commitment, or amend or otherwise modify or waive any of the terms of any of its material contracts, other than in the ordinary course of business consistent with past practice, or violate or terminate any such material contracts;

transfer, assign or license to any person or entity any rights to its intellectual property other than in the ordinary course of business consistent with past practice;

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Exhibit No. 11.3

enter into or amend any agreements pursuant to which any other party is granted exclusive marketing or other exclusive rights of any type or scope with respect to any of its products or intellectual property;

except as may be required or reasonably necessary in order to complete the transactions contemplated by this Agreement, agree to borrow any funds, incur any indebtedness or directly or indirectly guarantee or agree to guarantee the obligations of others, or draw or borrow on any lines of credit that may be available to Buyer;

place or allow to be placed a lien or encumbrance on any of the assets of Buyer;

pay, discharge or satisfy in an amount in excess of $5,000 in any one case or $30,000 in the aggregate, any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise) arising other than in the ordinary course of business, other than the payment, discharge or satisfaction of liabilities reflected or reserved against in Buyer's financial statements;

make any capital expenditures, capital additions or capital improvements except in the ordinary course of business and consistent with past practice;

materially reduce the amount of any material insurance coverage provided by existing insurance policies;

terminate or waive any right of substantial value;

commit any act or omit to do any act which will cause a breach of this Agreement or any other material agreement, contract, lease or commitment to which Buyer is party,

violate any law or governmental approval, including, without limitation any federal or state securities laws;

take, or agree in writing or otherwise to take, any action which would make any of its representations or warranties contained in this Agreement untrue or incorrect in any material respect or prevent it from performing or cause it not to perform its covenants hereunder in any material respect; or

take any action or series of actions that results in or is likely to result in (i) the delisting of the Buyer Common Stock from trading on the OTC Bulletin Board, or (ii) Buyer losing its status as a reporting Buyer in good standing under the Exchange Act.

Operation of Seller.

Except as specifically provided in this Agreement, between the date of this Agreement and the Closing Date, Seller shall:

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Exhibit No. 11.3

conduct its business, if any, in the ordinary course consistent with past practices, or as required by this Agreement;

Without the prior written consent of Buyer, between the date of this Agreement and the Closing Date (or termination of this Agreement), the Seller shall not:

enter into any material contract or commitment, or amend or otherwise modify or waive any of the terms of any of its material contracts, other than in the ordinary course of business consistent with past practice, or violate or terminate any such material contracts;

place or allow to be placed a lien or encumbrance on any of the assets of the Buyer;

materially reduce the amount of any material insurance coverage provided by existing insurance policies;

commit any act or omit to do any act which will cause a breach of this Agreement or any other material agreement, contract, lease or commitment to which the Buyer is party;

violate any law or governmental approval, including, without limitation any federal or state securities laws;

Provide Buyer with the specifications and detailed description of Railcars;

take, or agree in writing or otherwise to take, any action which would make any of its representations or warranties contained in this Agreement untrue or incoiTect in any material respect or prevent it from performing or cause it not to perform its covenants hereunder in any material respect.

ADDITIONAL AGREEMENTS

Expenses and Taxes. Each of the Parties shall pay their respective costs incurred in connection with the preparation, negotiation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, including, without limitation, the fees of the attorneys, accountants and advisors.

News Releases. Except as otherwise required by law or the rules of the SEC or NASD, so long as this Agreement is in effect, Buyer will not permit any of their respective affiliates or representatives to, issue or cause the publication of any press release or make any other public announcement with respect to the transactions contemplated by this Agreement without the consent of the other party, which consent shall not be unreasonably withheld or delayed. Subject to the foregoing, the Buyer and Seller will cooperate with each other in the development and distribution of all press releases and other public announcements with respect to this Agreement and the transactions contemplated hereby, and will furnish the other with drafts of any such releases and announcements as far in advance as reasonably possible.

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Exhibit No. 11.3

Additional Agreements, Subject to the terms and conditions of this Agreement, each Party agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable law to consummate and make effective the transactions contemplated by this Agreement. If at any time after the Closing Date any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each such corporation shall take all such necessary or desirable action.

Notification of Certain Matters.

The Buyer shall give prompt notice to Seller of any material inaccuracy in any representation or warranty made by it herein, or any material failure of the Buyer to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by the Buyer under this Agreement; provided, however, that no such notification shall affect the representations or warranties or covenants or agreements of the Buyer or the conditions to the obligations of the Buyer hereunder.

Seller shall give prompt notice to the Buyer of any material inaccuracy in any representation or warranty made by it herein, or any material failure of Seller to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the representations or warranties or covenants or agreements of Seller or the conditions to the obligations of Seller hereunder.

The Buyer and Seller shall each promptly advise the other orally and in writing of any change or event having, or which, insofar as can reasonably be foreseen, in the future would have, a Material Adverse Effect or any adverse effect on the right or ability of any Party to enter into and complete the transactions contemplated hereby.

Confidentiality.

Each Party shall hold, and shall cause its officers, employees, agents and representatives, including, without limitation, attorneys, accountants, consultants and financial advisors who obtain such information to hold, in confidence, and not use for any purpose other than evaluating the transactions contemplated by this Agreement, any confidential information of another Party obtained through the investigations permitted hereunder, which for the puiposes hereof shall not include any information which (i) is or becomes generally available to the public other than as a result of disclosure by a Party or one of its affiliates in violation of its obligations under this subsection, (ii) becomes available to a Party on a non-confidential basis from a source, other than the Party which alleges the information is confidential or its affiliates, which has represented that such source is entitled to disclose it, or (iii) was known to a Party on a non-confidential basis prior to its disclosure to such Party hereunder. If this Agreement is terminated, at the request of a Party, the other Party shall deliver, and cause its officers, employees, agents, and  representatives,   including,  without  limitation,   attorneys,   accountants,   consultants   and financial advisors who obtain confidential information of the requesting Party pursuant to investigations permitted hereunder, to deliver to the requesting Party all such confidential information that is written (including copies or extracts thereof).

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Exhibit No. 11.3

If a Party or a Person to whom a Party transmits confidential information of another Party is requested or becomes legally compelled (by oral questions, interrogatories, requests for information or documents, subpoena, criminal or civil investigative demand or similar process) to disclose any of such confidential information, such Party or other Person will provide the other Party with prompt written notice so that such Party may seek a protective order or other appropriate remedy or waive compliance with this section If such protective order or other remedy is not obtained, or if the applicable Party waives compliance with this section, the Party or Person subject to the request will furnish only that portion of such confidential information which is legally required and will exercise reasonable efforts to obtain reliable assurance that confidential treatment will be accorded such confidential information.

Consents and Filings. The Parties shall, promptly after execution of this Agreement, make all required filings and submissions with respect to the transactions contemplated by this Agreement. Each Party will take all reasonable actions to obtain any other consent, authorization, order or approval of, or any exemption by, any Person required to be obtained or made in connection with the transactions contemplated by this Agreement. Each Party will cooperate with and promptly furnish information to the other Party in connection with obtaining such consents or making any such filings and will promptly furnish to the other Party a copy of all filings made with a governmental authority.

Buyer SEC Filings. Between the date hereof and the Closing Date, Seller shall cooperate with the Buyer in connection with the preparation and filing of, and provide to the Buyer for inclusion or incorporation by reference in, any reports or filings to be filed by Buyer with the Commission (the "Buyer Filings"). Without limiting the foregoing, Seller shall take all commercially reasonable actions requested by Buyer to enable Buyer to include or incorporate by reference in the Buyer Filings any Financial Statement of Buyer, including, without limitation, any auditors' report thereon. Seller agrees that (i) at least three (3) business days prior to filing, Seller shall furnish the Buyer copies of all proposed Buyer Filings relating to, disclosing or describing the transactions contemplated by this Agreement, and (ii) it shall not make any Buyer Filing described in the immediately preceding clause (i) without the prior consent of Seller, which shall not be unreasonably withheld, conditioned or delayed.

CLOSING DELIVERIES AND CONDITIONS TO CLOSING

Documents to be Delivered by Buyer. At the Closing, Buyer shall deliver to Seller the following:

A certificate of the Secretary of Buyer dated the Closing Date as to (i) the corporate actions taken by Buyer and its board of directors to authorize the transactions contemplated hereby, and (ii) the incumbency and signatures of the officers of Buyer executing this Agreement and the other agreements, instruments and other documents executed by or on behalf of Buyer pursuant to this Agreement or otherwise in connection with the transactions contemplated hereby;

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Exhibit No. 11.3

A certificate, executed by an officer of Buyer, certifying that all representations, warranties and covenants herein are true and correct as of the Closing Date. The delivery of such certificate shall constitute a representation and warranty of Buyer as to the statements set forth therein;

A copy of the resolutions adopted by the Board of Directors of Buyer authorizing the execution and delivery of this Agreement and the performance by Buyer of its obligations hereunder.

A certificate of good standing of Buyer from the Secretary of State of Delaware dated as of the most recent practicable date;

Such other customary certificates or documents as may be reasonably required by Seller or the Seller Shareholder.

Documents to be Delivered by Seller.   At the Closing, Seller shall deliver to the Buyer the following.

A certificate of the respective officer of Seller, dated the Closing Date, in form and substance reasonably satisfactory to the Buyer as to (i) the corporate actions taken by Seller and to authorize the transactions contemplated hereby, and (ii) the incumbency and signatures of the officers of Seller executing this Agreement and the other agreements, instruments and other documents executed by or on behalf of Seller pursuant to this Agreement or otherwise in connection with the transactions contemplated hereby;

A certificate, executed by the respective officer of the Seller, in such detail as the Buyer shall reasonably request, certifying that all representations, warranties and covenants herein are true and correct as of the Closing Date. The delivery of such certificate shall constitute a representation and warranty of Seller as to the statements set forth therein;

A copy of the resolutions adopted by the respective officer of Seller authorizing the execution and delivery of this Agreement and the performance by Seller of its obligations hereunder, certified by the respective officer of Seller; and

A certificate of good standing of Seller from the Secretary of State of Delaware dated as of the most recent practicable date;

Manufacturers specifications and complete description of Railcars;

Such other customary certificates or documents as may be reasonably required by the Buyer to include a Bill of sale, maintenance records and operating history of the Railcars.

Documents to be Delivered by each Party.   At the Closing, the Buyer shall deliver to Seller a promissory note representing Buyers obligation.

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Exhibit No. 11.3

Conditions to Obligations of Each Party, Each Party's obligations to consummate the transaction contemplated by this Agreement is subject to the satisfaction or waiver at or prior to the Closing, of each of the following conditions:

No temporary restraining order, preliminary or permanent injunction or other order issued by any governmental authority or other material legal restraint or prohibition issued or promulgated by a governmental authority preventing the consummation of the transactions contemplated by this Agreement shall be in effect of shall be threatened, and there shall not be any law or regulation enacted or deemed applicable to the transactions contemplated by this Agreement that makes consummation of such transactions illegal.

Conditions to Obligations of the Buyer. The obligation of the Buyer to consummate the transaction contemplated by this Agreement is subject to the satisfaction or waiver, at or prior to the Closing, of each of the following conditions:

Each of the representations and warranties of the Seller set forth in this Agreement (i) that are not qualified by materiality must have been true and correct in all material respects as of the Closing Date, and (ii) that are qualified by materiality must have been true and correct as of the Closing Date; except, in each case, for inaccuracies that would not individually or in the aggregate have a Material Adverse Effect on either party.

All of the obligations, covenants and agreements with which Seller are required to comply or that the Buyer is required to perform under this Agreement at or prior to the Closing shall have been complied with and performed in all material respects.

The documents required to be delivered by the Seller pursuant to this Agreement shall have been delivered simultaneously with the Closing.

Conditions to Obligations of Seller. The obligation of Seller to consummate the transaction contemplated by this Agreement is subject to the satisfaction or waiver, at or prior to the Closing, of each of the following conditions:

Each of the representations and warranties of Buyer set forth in this Agreement (i) that are not qualified by materiality must have been true and correct in all material respects as of the Closing Date, and (ii) that are qualified by materiality must have been true and correct as of the Closing Date; except, in each case, for inaccuracies that would not individually or in the aggregate have a Material Adverse Effect on either Party.

All of the obligations, covenants and agreements with which Buyer is required to comply or that Buyer is required to perform under this Agreement at or prior to the Closing shall have been complied with and performed in all material respects.

The documents required to be delivered by Buyer pursuant to this Agreement shall have been delivered simultaneously with the Closing.

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Exhibit No. 11.3

TERMINATION
Termination, This Agreement may be terminated at any time prior to the Closing Date: by mutual written consent of the Parties at any time prior to the Closing;

by the Buyer in the event of a material breach by Seller of any provision of this Agreement for which written notice has been given to the Seller and which breach has not been cured prior to the earlier of (i) the Termination Date or (ii) thirty (30) days following notice of such breach; provided, however that the right to terminate this Agreement under this Section shall not be available to Buyer if Buyer has materially breached any provision of this Agreement and such breach remains uncured;

by Seller in the event of a material breach by Buyer of any provision of this Agreement which breach has not been cured prior to the Termination Date; provided, however, that the right to terminate this Agreement under this Section shall not be available to the Seller if Seller has materially breached any provision of this Agreement and such breach remains uncured;

by Seller if the Closing shall not have occurred by February 28, 2010 (the "Termination Date"); provided, however, the right to terminate this Agreement under this Section shall not be available to any Party whose failure to fulfill any obligation hereunder has been the cause of, or results in, the failure of the Closing to have occurred on or before the Termination Date;

Effect of Termination. Except for the provisions of the Termination section and the provisions hereof, each of which shall survive any termination of this Agreement, in the event of termination of this Agreement pursuant to this Agreement, this Agreement shall forthwith become void and of no further force and effect and the Parties shall be released from any and all obligations hereunder; provided, however, that termination of this Agreement shall not relieve any Party from liability for the breach of any of its obligations hereunder.

INDEMNIFICATION

Survival of Representations and Warranties. All representations and warranties of the Buyer and Seller contained herein or in any document, certificate or other instrument required to be delivered hereunder in connection with the transactions contemplated hereby shall survive the Closing for the period ending on the date that is (12) months after the Closing Date. No claim for indemnification for breach of a representation or warranty may be commenced after the period of survival of such representation or warranty, provided, however, that claims made within the applicable time period shall survive to the extent of such claim until such claim is finally determined and, if applicable, paid.

Indemnification.

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Exhibit No. 11.3

(a)           Buyer agrees to indemnify, defend and hold harmless Seller from and against any and all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs and expenses, including interest, penalties and reasonable attorneys' fees and expenses (collectively "Damages") asserted against, resulting to, imposed upon or incurred by Seller, directly or indirectly, by reason of or resulting from (i) any breach by the Buyer of this Agreement, or (ii)  any inaccuracy in or breach of any of the representations, warranties, covenants or agreements made by the Buyer in this Agreement.

(b)           Seller agrees to indemnify, defend and hold harmless Buyer from and against any and all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs and expenses, including interest, penalties and reasonable attorneys' fees and expenses (collectively "Damages") asserted against, resulting to, imposed upon or incurred by the Buyer , directly or indirectly, by reason of or resulting from (i) any breach by Seller of this Agreement, or (ii) any inaccuracy in or breach of any of the representations, warranties, covenants or agreements made by Seller in this Agreement.

Claims. Whenever any claim shall arise for indemnification hereunder (a "Claim"), the party entitled to indemnification (the "Indemnified Party") shall promptly give written notice to the party obligated to provide indemnity (the "Indemnifying Party") of the nature and extent of such Claim and the Damages incurred by it. If the Damages are liquidated in amount, the notice shall so state, and such amount shall be deemed the amount of such Claim of the Indemnified Party against the Indemnifying Party. If the amount is not liquidated, the notice shall so state and, in such event, such Claim shall be deemed asserted against the Indemnifying Party but no payment or satisfaction shall be made on account thereof until the amount of such claim is liquidated.

If the Indemnifying Party shall not, within thirty (30) days after the giving of such notice by the Indemnified Party, notify the Indemnified Party in accordance herewith that the Indemnifying Party disputes the right of the Indemnified Party to indemnity in respect of such Claim, then any such Claim shall be paid or satisfied as follows: (i) if said Claim is liquidated, then payment of such Claim to the Indemnified Party shall be made by the Indemnifying Party at the end of such period; or (ii) if the amount of such Claim is unliquidated at the time notice is originally given to the Indemnifying Party, the Indemnified Party shall give a second notice to the Indemnifying Party when the liquidated amount of such Claim is known and, unless the Indemnifying Party shall object in writing to such amount (as opposed to the Claim itself, as to which the right to dispute had expired) within twenty (20) days after the giving of said second notice, payment of such Claim to the Indemnified Party shall be made by the Indemnifying Party.

If the Indemnifying Party shall not have made payment to the Indemnified Party of any Claim when said payment is due, then the Indemnified Party shall have the right to take any and all actions required to collect from the Indemnifying Party the amount of such Claim.

Any portion of the amount of Damages asserted by the Indemnified Party in connection with a Claim shall, if not objected to by the Indemnifying Party in accordance with the procedures established herein, be considered to be subject to satisfaction without further objection, as may be appropriate.

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Exhibit No. 11.3

Jf the Indemnifying Party shall notify the Indemnified Party that he disputes any Claim or the amount thereof (which notice shall only be given if the Indemnifying Party has a good faith belief that the Indemnified Party is not entitled to indemnity or the full amount of indemnity as claimed) then the parties hereto shall endeavor to settle and compromise such Claim, or may agree to submit the same to arbitration, and, if unable to agree on any settlement or compromise or on submission to arbitration, such claim shall be settled by appropriate litigation, and any liability and the amount of the Damages established by reason of such settlement, compromise, arbitration or litigation, or incurred as a result thereof, shall be paid and satisfied as provided herein.

Conditions of Indemnification with Respect to Third Party Claims. The Indemnified Party shall promptly give notice to the Indemnifying Party of any claim of a third party which may reasonably be expected to result in a Claim by the Indemnified Party. The Indemnifying Party shall have the right to participate in and, with respect to a third party Claim as to which he is "wholly at risk," direct the defense, compromise or settlement of such claim with counsel selected by him, provided the Indemnifying Party gives written notice to the Indemnified Party of his election to do so within thirty (30) days after receipt of notice in accordance with the preceding sentence. For the purposes of this Section, the Indemnifying Party shall be deemed to be "wholly at risk" except as to (i) Claims as to which the Indemnified Party may have any direct monetary risk for which it is not fully indemnified by the terms hereof or (ii) Claims as to which the Indemnified Party in its reasonable judgment has any risk or liability for which compensation by monetary damages would not be adequate. If the Indemnifying Party fails to so notify the Indemnified Party of his election to defend any such third party claim, the Indemnified Party will (upon further notice to the Indemnifying Party) have the right to undertake the defense, compromise or settlement of such claim on behalf of and for the account and expense of the Indemnifying Party, subject to the right of the Indemnifying Party to assume the defense of such claim at any time prior to settlement, compromise or final determination thereof.

If the proceeding involves matters as to which the Indemnifying Party is not "wholly at risk," then the defense, compromise or settlement of the Claim shall be the responsibility of the Indemnified Party, but such defense, compromise and settlement by the Indemnified Party shall be for the expense and account of the Indemnifying Party. Counsel for the Indemnifying Party shall consult and cooperate at all times with counsel for the Indemnified Party in defending against any such third party claim.

The Indemnifying Party shall not under any circumstances, without the written consent of the Indemnified Party, settle or compromise any claim or consent to the entry of any judgment which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Party a release from all liability in respect of such claim.

Limitations. Notwithstanding any of the provisions of this Article:

In no event will any indemnifying party be liable for consequential damages under this Article.

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Exhibit No. 11.3

GENERAL PROVISIONS

Amendment. This Agreement may not be amended except by an instrument in writing signed by each of the Parties.

Waiver. At any time prior to the Closing Date, any Party may (a) extend the time for the performance of any of the obligations or other acts of any other Party hereto or (b) waive compliance with any of the agreements of any other Party or with any conditions to its own obligations. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of the Party making the waiver or granting the extension by a duly authorized officer. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

Assignment and Binding Effect. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by Buyer without the prior written consent of Seller or assigned by Seller or the Seller Shareholder without the prior written consent of Buyer. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, transferees and assigns, and no other Person shall have any right, benefit or obligation hereunder.

Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of State of Delaware, without regard to the conflict of law provisions thereof.

Entire Agreement. This Agreement constitutes the entire agreement between the Parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties with respect to the subject matter hereof.

Severability. Jn the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

Construction and Titles. The titles, captions or headings of the Articles and Sections herein are for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. This Agreement has been negotiated between the parties hereto, and the language hereof shall not be construed for or against any party. A reference herein to any section shall be deemed to include a reference to every subsection thereof. All pronouns contained herein, and any variations thereof, shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as to the identity of the parties hereto may require.

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Exhibit No. 11.3

Arbitration, Any dispute arising out of this Agreement, or its performance or breach, shall be resolved by binding arbitration in Georgetown, Delaware under the Commercial Arbitration Rules (the "AAA Rules") of the American Arbitration Association (the "AAA"). This arbitration provision is expressly made pursuant to and shall be governed by the Federal Arbitration Act, 9 U. S. C. Sections 1-14 as well as the AAA Rules. The Parties agree that pursuant to Section 9 of the Federal Arbitration Act, a judgment of a United States District Court of competent jurisdiction shall be entered upon the award made pursuant to the arbitration. A single arbitrator, who shall have the authority to allocate the costs of any arbitration initiated under this paragraph, shall be selected according to the AAA Rules within ten (10) days of the submission to the AAA of the response to the statement of claim or the date on which any such response is due, whichever is earlier. The arbitrator shall be required to furnish to the parties to the arbitration a preliminary statement of the arbitrator's decision that includes the legal rationale for the arbitrator's conclusion and the calculations pertinent to any damage award being made by the arbitrator. The arbitrator shall then furnish each of the parties to the arbitration the opportunity to comment upon and/or contest the arbitrator's preliminary statement of decision either, in the discretion of the arbitrator, through briefs or at a hearing. The arbitrator shall render a final decision following any such briefing or hearing. The arbitrator shall conduct the arbitration in accordance with the Federal Rules of Evidence and the AAA Rules. The arbitrator shall decide the amount and extent of the pre-hearing discovery which is appropriate. The arbitrator shall have the power to enter any award of monetary and/or injunctive relief (including the power to issue permanent injunctive relief and also the power to reconsider any prior request for immediate injunctive relief by any Party and any order as to immediate injunctive relief previously granted or denied by a court in response to a request therefore by any Party), including the power to render an award as provided in Rule 43 of the AAA Rules. The arbitrator shall have the power to award the prevailing party its costs and reasonable attorney's fees; provided, however, that the arbitrator shall not award attorneys' fees to a prevailing party if the prevailing party received a settlement offer unless the arbitrator's award to the prevailing party is greater than such settlement offer without taking into account attorneys' fees in the case of the settlement offer or the arbitrator's award. In addition to the above courts, the arbitration award may be enforced in any court having jurisdiction over the Parties and the subject matter of the arbitration.

Attorneys' Fees. Should any Party institute any action or proceeding to enforce any provision of this Agreement, including, without limitation, an action or proceeding for declaratory relief, damages by reason of an alleged breach of any provision of this Agreement, equitable relief or otherwise in connection with this Agreement, or any provision hereof, the prevailing Party shall be entitled to recover from the losing Party or Parties reasonable attorneys' fees and costs for services rendered to the prevailing Party in such action or proceeding.

Multiple Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

Notices. Unless applicable law requires a different method of giving notice, any and all notices, demands or other communications required or desired to be given hereunder by any Party shall be in writing. Assuming that the contents of a notice meet the requirements of the specific Section of this Agreement which mandates the giving of that notice, a notice shall be validly given or made to another Party if served either personally or if deposited in the United States mail, certified or registered, postage prepaid, or if transmitted by telegraph, telecopy or other electronic written transmission device or if sent by overnight courier service, and if addressed to the applicable Party as set forth below. If such notice, demand or other communication is served personally, service shall be conclusively deemed given at the time of such personal service. If such notice, demand or other communication is given by mail, service shall be conclusively deemed given seventy-two (72) hours after the deposit thereof in the United States mail. If such notice, demand or other communication is given by overnight courier, or electronic transmission, service shall be conclusively deemed given at the time of confirmation of delivery. The addresses for the Parties are as follows:

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Exhibit No. 11.3

If to Seller:
Transportation Management Services, Inc.
9255 Center St. Suite 406
Manassas, VA 20110

If to Buyer:
Liberty Capital Asset Management, Inc

Any Party may change such Party's address for the purpose of receiving notices, demands and other communications as herein provided, by a written notice given in the aforesaid manner to the other Parties.

Incorporation by Reference. All Exhibits and Schedules attached hereto or to be delivered in connection herewith are incorporated herein by this reference.

[SIGNATURES CONTINUED ON NEXT PAGE]

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Exhibit No. 11.3

IN WITNESS WHEREOF, this Agreement has been duly executed by the parties as of the date first written above.

Seller:	Buyer:
By: /s/ John H. Marino	By: /s/ Michael A. Barron
Name: John H. Marino	Name: Michael A. Barron

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